Exhibit 99.1

Press Contact
Kyle Ritland
Public Relations Manager
T 800-258-6883, ext. 6352
M 206-465-6876
E kyler@mackie.com
W www.mackie.com

Press Release

Mackie Designs Inc. Announces new Corporate Name: Loud Technologies Inc.

September 7, 2003– PLASA, London – Mackie Designs Inc. (OTCBB: MKIE) announced today a plan to change the company’s corporate designation from Mackie Design Inc. to Loud Technologies Inc. This change is intended to eliminate confusion between “Mackie” the company, and “Mackie” the brand.  The change will also clarify positioning for each of the individual brands under the new Loud Technologies Inc. umbrella.

Jamie Engen, CEO at Loud Technologies Inc. commented, “As the company has grown, it has become increasingly difficult to differentiate the corporate entity ‘Mackie Designs Inc.’ from the brand ‘Mackie’. This change will enable us to more clearly communicate within the financial and business communities while at the same time, allow all of the brands under the new corporate designation, Loud Technologies, to strengthen their own unique identities and market positions.”

Engen continued, “The transition from Mackie Designs Inc. to Loud Technologies Inc. will take place over a period of weeks rather than days. It’s a change in designation only that is intended to bring clarity to our brands and does not indicate a change in ownership, corporate structure, or in day-to-day business operations. ‘Mackie’ the brand will remain and as such, will have greater clarity and messaging as a result.”

Currently there are seven brands in the Loud Technologies portfolio: Mackie, the primary music industry retail brand; TAPCO, the entry-level retail brand; EAW, high-end sound reinforcement and professional touring brand; RCF, commercial/industrial sound brand; RCF Precision, the OEM loudspeaker components brand; SIA Software, sound system measurement software brand; and Acuma Labs, the brand of embedded software solutions for professional audio.

Loud Technologies Inc. will continue to be headquartered in Woodinville, Wash. at the current Mackie Designs Inc. headquarters.

About Loud Technologies Inc.
Loud Technologies Inc. develops professional audio products under the brands Mackie, EAW, RCF, RCF Precision, SIA Software and Acuma Labs. Products from Loud Technologies’ brands can be found in professional and project recording studios, video and broadcast suites, post production facilities, sound reinforcement applications including churches and nightclubs, retail locations and on major musical tours.

Mackie, EAW, RCF, RCF Precision, SIA Software and Acuma Labs are registered trademarks of Loud Technologies Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

For more information please contact: Loud Technologies Inc. • 16220 Wood-Red Road N.E. • Woodinville, WA 98072 • Phone: (425) 487-4333 • Fax: (425) 487-4337 • Internet: www.mackie.com – coming soon www.loud-technologies.com coming soon

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.